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                                  EXHIBIT(5)(c)

         FORM OF REVISED SCHEDULE A TO THE INVESTMENT ADVISORY AGREEMENT
           BETWEEN THE REGISTRANT AND BRANCH BANKING AND TRUST COMPANY





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                                                           Dated: ________, 1997

                                   Schedule A
                                     to the
          Investment Advisory Agreement between BB&T Mutual Funds Group and Branch Banking & Trust Company
                              dated October 1, 1992

Name of Fund                                                           Compensation*
------------                                                           -------------
The BB&T U.S. Treasury Money Market                         Annual rate of forty one-hundredths of one
Fund                                                        percent (.40%) of the BB&T U.S. Treasury
                                                            Money Market Fund's average daily net
                                                            assets.

The BB&T Short-Intermediate U.S.                            Annual rate of sixty one-hundredths of one
Government Income Fund                                      percent (.60%) of the BB&T Short-
                                                            Intermediate U.S. Government Income Fund's
                                                            average daily net assets.

The BB&T Intermediate U.S.                                  Annual rate of sixty one-hundredths of
Government Bond Fund                                        one percent (.60%) of the BB&T
                                                            Intermediate U.S. Government Bond Fund's
                                                            average daily assets.

The BB&T Growth and Income                                  Annual rate of seventy-four one-hundredths
Stock Fund                                                  of one percent (.74%) of the BB&T Growth
                                                            and Income Stock Fund's average daily net
                                                            assets.

The BB&T North Carolina Intermediate                        Annual rate of sixty one-hundredths of one
Tax-Free Fund                                               percent (.60%) of the BB&T North Carolina
                                                            Intermediate Tax-Free Fund's average daily
                                                            net assets.

The BB&T Balanced Fund                                      Annual rate of seventy-four one-hundredths
                                                            of one percent (.74%) of the BB&T Balanced
                                                            Fund's average daily net assets.

The BB&T Small Company Growth                               Annual rate of one percent (1.00%) of
Fund                                                        the BB&T Small Company Growth Fund's
                                                            average daily net assets.


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
The BB&T International Equity Fund                Annual rate of one percent (1.00%)of the BB&T
                                                  International Equity Fund's average daily assets.

The BB&T Capital Manager Conservative             Annual rate of twenty-five one-hundredths of
Growth Fund                                       one percent (.25%) of the BB&T Capital Manager
                                                  Conservative Growth Fund's average daily net assets.

The BB&T Capital Manager Moderate                 Annual rate of twenty-five one-hundredths of
Growth Fund                                       one percent (.25%) of the BB&T Capital
                                                  Manager Moderate Growth Fund's average
                                                  daily net assets.

The BB&T Capital Manager                          Annual rate of twenty-five one-hundredths of
Growth Fund                                       one percent (.25%) of the BB&T Capital Manager
                                                  Growth Fund's average daily net assets.

The BB&T Prime Money Market Fund                  Annual rate of forty one-hundreths of one percent
                                                  (.40%) of the BB&T Prime Money Market Fund's
                                                  average daily net assets.




                                            BB&T MUTUAL FUNDS GROUP

                                            By:
                                               --------------------------

                                            BRANCH BANKING AND
                                            TRUST COMPANY

                                            By:
                                               --------------------------

----------------
   * All fees are computed daily and paid monthly.

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